SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to Section 240.14a-12

Tercica, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Investor and Media Contact:

Fredrik Wiklund

Senior Director, Investor Relations & Corporate Development

(650) 624-4992

fredrik.wiklund@tercica.com

Tercica Reports Second Quarter 2008 Financial Results

BRISBANE, Calif. (Jul. 30, 2008) – Tercica, Inc. (Nasdaq: TRCA) today announced financial results for the quarter ended June 30, 2008. Net product sales totaled $6.2 million, compared to $2.0 million in the second quarter of 2007. Net product sales for Increlex® and Somatuline® Depot in the second quarter of 2008 were $4.6 million and $1.6 million, respectively.

Net loss for the second quarter of 2008 was $11.4 million, or $0.22 per share, compared to a net loss of $12.8 million, or $0.26 per share, for the second quarter of 2007.

Cash, cash equivalents and short-term investments as of June 30, 2008 were $71.4 million, compared to $94.9 million as of March 31, 2008.

Company Updates

Agreement and Plan of Merger with Ipsen.

•

On June 4, 2008, Tercica announced that Tercica and an affiliate of Ipsen, S.A. entered into an agreement and plan of merger by which an affiliate of Ipsen would acquire all of the shares of Tercica common stock that Ipsen does not currently own at a price of $9.00 per share in cash.

•	On July 24, 2008, Tercica announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and clearance by the German antitrust regulatory authority in connection with the agreement and plan of merger. Assuming satisfaction of the closing conditions in the agreement and plan of merger, including stockholder approval, Tercica estimates that the completion of the merger transaction should take effect late in the third quarter or early in the fourth quarter of 2008.

•

On July 24, 2008, Tercica also announced that Ipsen exercised in full the warrant issued by Tercica in October 2006, converted in full three convertible notes issued by Tercica in October 2006 and September 2007, and purchased 410,831 additional shares of the common stock of Tercica upon exercise of its pro rata rights to purchase shares in connection with other equity issuances by Tercica. Total cash proceeds from the warrant exercise and purchase of additional shares by Ipsen were $40.3 million.

Somatuline® Depot

•

In a meeting on July 15, 2008 with the Food and Drug Administration (FDA), Tercica discussed the development program for Somatuline® Depot in the treatment of carcinoid syndrome, caused by certain neuroendocrine tumors (NET). Based on the outcome of this meeting, Tercica plans to initiate a Phase III clinical trial in this indication in the U.S. by the end of 2008. Based on Tercica’s most recent assessment, Tercica believes that the market for somatostatin analogues in this indication is significantly larger than that for acromegaly.

Increlex®

•

In a meeting on July 30, 2008 with the FDA, preliminary data from MS 301, a Phase IIIb study evaluating the use of Increlex® in patients with Primary IGFD, a less severe and more prevalent form of IGFD, was discussed. These preliminary data suggest that the study will meet its primary endpoint of statistically significant increase in first-year height velocity compared to the observation-only group. Furthermore, no new safety issues were identified in this study.

•	For approval in this expanded indication, the FDA has requested additional long-term clinical data. Based on the FDA’s request, Tercica plans to review the regulatory strategy for Primary IGFD.

•	These FDA discussions and Tercica’s plan to review the regulatory strategy for Primary IGFD do not have any impact on the proposed merger transaction with Ipsen.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for short stature and other metabolic disorders. For further information on Tercica, please visit www.tercica.com.

Safe Harbor Statement

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Tercica's prospects and results, including that: (A) Tercica estimates that completion of the transaction contemplated by the agreement and plan of merger with an affiliate of Ipsen should take effect late in the third quarter or early in the fourth quarter of 2008; (B) the MS 301 study will meet its primary endpoint of statistically significant increase in first-year height velocity compared to the observation-only group; (C) Tercica expects to initiate a Phase III clinical trial of Somatuline® Depot for the treatment of carcinoid syndrome caused by certain neuroendocrine tumors by the end of 2008; and (D) Tercica believes that the market for somatostatin analogues in the treatment of carcinoid syndrome caused by certain neuroendocrine tumors is significantly larger than that for acromegaly. Because Tercica's forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risks and uncertainties related to the following: (i) regarding (A) above, the transactions contemplated by the agreement and plan of merger with an affiliate of Ipsen may not be consummated as the transaction is subject to certain closing conditions, the closing of the transaction may be delayed and the expected benefits of the transaction may not be realized; (ii) regarding (B) above, the risks and uncertainty of any clinical trial, including unexpected final results that may not be consistent with the preliminary results of the trial; (iii) regarding (C) above, Tercica may have protocol or other technical and non-technical issues preventing or delaying the commencement of the trial; (iv) regarding (D) above, Tercica’s assessment of the market for somatostatin analogues in the treatment of carcinoid syndrome caused by certain neuroendocrine tumors may be incorrect and may be significantly less than Tercica expects; and (v) the risks and uncertainties disclosed from time to time in reports filed by Tercica with the Securities and Exchange Commission (SEC), including most recently Tercica's Form 10-Q for the quarter ending March 31, 2008 filed with the SEC on May 12, 2008. Tercica disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Additional Information about the Proposed Merger Transaction and Where You Can Find It

Tercica has filed a preliminary proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Tercica to be held for the purpose of voting on the adoption of the agreement and plan of merger with an affiliate of Ipsen relating to the proposed merger transaction. Tercica and Beaufour Ipsen Pharma also filed a transaction statement on Schedule 13E-3 with the SEC relating to the transactions contemplated by the agreement and plan of merger. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, TRANSACTION STATEMENT ON SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The preliminary and definitive proxy statement, transaction statement on Schedule 13E-3 and other relevant materials, and any other documents filed by Tercica with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Tercica may obtain free copies of the documents filed with the SEC by contacting Tercica's Investor Relations department at (650) 624-4992 or Investor Relations, Tercica, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005. You may also read and copy any reports, statements and other information filed by Tercica with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

Tercica and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Tercica in favor of the transactions contemplated by the agreement and plan of merger. A list of the names of Tercica's executive officers and directors, a description of their respective interests in Tercica, and any additional benefits they will receive in connection with the proposed merger transaction are set forth in the preliminary proxy statement filed in connection with the special meeting of stockholders of Tercica to be held for the purpose of voting on the adoption of the agreement and plan of merger, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Tercica will receive any additional benefits in connection with the transactions contemplated by the agreement and plan of merger that are unknown as of the date of this filing, the details of such benefits will be described in the definitive proxy statement, and security holders may obtain additional information regarding the interests of Tercica's executive officers and directors in the proposed merger transaction by reading the preliminary proxy statement.

TERCICA, INC.

(In thousands, except per share data)

(Unaudited)

Statements of Operations	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenues
Net product sales	$6,214	$2,048	$10,562	$3,139
License revenue	194	194	388	388
Royalty revenue	104	—	169	—

Total net revenues	6,512	2,242	11,119	3,527

Costs and expenses:
Cost of sales*	3,565	1,131	6,706	1,632
Manufacturing start-up costs*	1,749	742	3,293	840
Research and development*	5,403	4,101	11,512	9,013
Selling, general and administrative*	15,514	10,282	27,889	19,833
Amortization of intangibles	703	—	1,405	—

Total costs and expenses	26,934	16,256	50,805	31,318

Operating loss	(20,422)	(14,014)	(39,686)	(27,791)

Interest expense	1,331	190	2,596	378
Other income (expense)	9,743	—	11,700	—
Interest and other income, net	609	1,397	1,716	2,968
Provision for income taxes	5	—	10	—

Net loss	$(11,406)	$(12,807)	$(28,876)	$(25,201)

Basic and diluted net loss per share	$(0.22)	$(0.26)	$(0.56)	$(0.50)

Shares used to compute basic and diluted net loss per share	51,624	50,178	51,597	50,161

_____________ * Includes non-cash stock-based compensation expense as follows:
Cost of sales	$32	$—	$66	$—
Manufacturing start-up costs	38	—	66	—
Research and development	388	525	745	1,049
Selling, general and administrative	1,119	1,110	2,168	2,087

Total	$1,577	$1,635	$3,045	$3,136

	June 30, 2008	December 31, 2007
Balance Sheet Data
Cash, cash equivalents and short-term investments	$71,416	$113,485
Restricted short-term investments	540	440
Total assets	146,872	176,683

Total liabilities	108,781	113,524
Total stockholders’ equity	38,091	63,159

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